Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sharecare, Inc. 2021 Omnibus Incentive Plan of our report dated April 8, 2021, with respect to the consolidated financial statements of Sharecare, Inc. included in the following Registration Statements:

•	Form S-4 and related proxy statement/prospectus, as amended and supplemented, originally filed with the SEC on February 16, 2021 (File No. 333-253113) and

•	Form S-1 and related prospectus, as amended and supplemented, originally filed with the SEC on September 3, 2021.

/s/ Ernst & Young LLP

Atlanta, Georgia

September 3, 2021